                                                   Rule 424(b)(3)
                                                   File No. 333-38545

Pricing Supplement No. 1                           Dated: December 5, 1997
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)



U.S.$2,500,000,000
Heller Financial, Inc.
Medium-Term Notes, Series H

(Registered Notes -Fixed Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $300,000,000                     Issue Price: 100%

Original Issue Date: December 10, 1997             Stated Maturity Date:
                                                    December 15, 1998

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [X] Other: Fixed

Interest Reset Period: N/A

Interest Payment Period: Annual

Interest Reset Dates: (If other than as specified in the Prospectus Supplement:
 N/A

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 15th day of December 1998, up to and including the Stated Maturity Date.

Interest Determination Date(s):  N/A

                                                   Rule 424(b)(3)
                                                   File No. 333-38545

Pricing Supplement No. 1                           Dated: December 5, 1997
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)



Initial Interest Rate: 6.25%

Index Maturity: N/A

Day Count Convention: Act/360

Maximum Interest Rate: N/A                         Minimum Interest Rate: N/A

Spread (+/-): N/A                                  Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
  Initial Redemption Date:

The Redemption Price shall initially be   % of the principal amount of the Note
     to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
  Optional Repayment Dates:
  Optional Repayment Prices:

Repayment Provisions:
  (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
  Total Amount of OID:
  Yield to Maturity:
  Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .0483%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 1
                       UNDER MTN-SERIES H PROGRAM: $ -0-
                   b)  CUSIP #42333HJH6

Agent: Chase Securities Inc.
       270 Park Avenue
       New York, New York 10017